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                            [Form of Press Release]


               Octel Corp. and Baupost Sign Stand Still Agreement
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NEWARK, DELAWARE, July 21, 2000 - Octel Corp. (NYSE:OTL) today announced an amendment of its Rights Plan, raising the threshold level of its acquiring person provision from 15% to 22%. In addition, Octel announced that it had entered into a Stand-Still Agreement with the Baupost Group LLC, currently its largest shareholder. The agreement limits the number of shares of the Company that Baupost can purchase to 22% of the outstanding voting securities, subject to adjustments for repurchases of its common stock made by the Company.